UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 11, 2026
FVCBankcorp, Inc.
(Exact name of registrant as specified in its charter)

Virginia	001-38647	47-5020283
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Number)
11325 Random Hills Road
Fairfax, Virginia 22030
(Address of Principal Executive Offices) (Zip Code)
(703) 436-3800
Registrant’s telephone number, including area code:
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities Registered under Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	FVCB	The Nasdaq Stock Market, LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

On February 11, 2026, FVCBankcorp, Inc. (the “Company”) entered into a Senior Unsecured Note Purchase Agreement (the “Purchase Agreement”) with certain qualified institutional buyers and institutional accredited investors pursuant to which the Company sold and issued an aggregate of $25.0 million in aggregate principal amount of Fixed Rate Senior Unsecured Notes due March 1, 2029 (the “Notes”) in a private placement.

The Notes bear interest at a fixed annual rate of 6.75%, payable semi-annually in arrears on March 1 and September 1 of each year, beginning September 1, 2026. The maturity date of the Notes is March 1, 2029.

Commencing on or after March 1, 2028, the Company may, at its option, upon not less than 30 nor more than 60 days’ notice, redeem in whole or in part the Notes at a redemption price equal to 100% of the outstanding principal amount of the Notes being redeemed plus accrued but unpaid interest thereon to, but excluding, the date of redemption. Any partial redemption will be made pro rata among all of the holders. The Notes may be redeemed in whole, but not in part, at any time upon not less than 10 days’ notice, if (i) there is a material risk that a change in law occurs that could prevent the Company from deducting interest payable on the Notes for U.S. federal income tax purposes, or (ii) there is a material risk that the Company is required to register as an investment company pursuant to the Investment Company Act of 1940, as amended, in each case, at a redemption price equal to 100% of the principal amount of the Notes plus accrued but unpaid interest thereon to, but excluding, the date of redemption.

The Notes are not convertible into common stock or preferred stock, and are not subject to redemption at the option of the holders thereof.

If certain events of default occur, such as the bankruptcy of the Company, the holder of a Note may declare the principal amount of the Note to be immediately due and payable.

The Notes rank pari passu with other existing and future senior unsecured indebtedness of the Company, and rank senior in right of payment to any future indebtedness of the Company that is expressly made subordinate to the Notes by the terms of such indebtedness. The Notes shall be effectively subordinate to secured indebtedness of the Company to the extent of the value of the assets securing such indebtedness. The Notes are not secured by any assets of the Company.

The Notes include certain covenants that, among other things, restrict the Company’s ability and the ability of the Company’s subsidiaries to (i) dispose of or issue voting stock of certain subsidiaries; or (ii) incur or permit to exist any mortgage, pledge, encumbrance or lien or charge on the capital stock of certain subsidiaries. The Notes also contain cross-default provisions or cross-acceleration provisions, which means that if an event of default occurs under certain other material indebtedness, such event of default may trigger an event of default under the Notes.

The Company expects to use the net proceeds from the sale of the Notes for general corporate purposes, including supporting capital ratios at the Company’s bank subsidiary, FVCbank.

The Notes were offered and sold in reliance on the exemptions from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D promulgated thereunder.

The foregoing descriptions of the Notes and the Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the forms of the Note and Purchase Agreement, which are attached hereto as Exhibits 4.1 and 10.1, respectively, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

In connection with the offering of the Notes, the Company made presentations to potential investors. The information presented to such potential investors is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

The information contained in this Item 7.01, including the information incorporated by reference herein from Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On February 11, 2026, the Company issued a press release regarding the offering of the Notes. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Subordinated Note
10.1	Form of Subordinated Note Purchase Agreement
99.1	Investor presentation
99.2	Press release dated February 11, 2026

Exhibit No.	Description

4.1	Form of Subordinated Note.
10.1	Form of Subordinated Note Purchase Agreement.
99.1	Investor presentation.
99.2	Press release dated February 11, 2026.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FVCBANKCORP, INC.

	By:	/s/ Jennifer L. Deacon
Jennifer L. Deacon, Senior Executive Vice President and Chief Financial Officer

Dated: February 12, 2026